                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x]      Preliminary Proxy Statement

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                            Back Yard Burgers, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In its Charter)



--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

                             BACK YARD BURGERS, INC
                             2768 Colony Park Drive
                            Memphis, Tennessee 38118
                                 (901) 367-0888

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)      Title of each class of securities to which transaction applies:
                                       N/A
                 ---------------------------------------------------------------
         2)      Aggregate number of securities to which transaction applies:
                                       N/A
                 ---------------------------------------------------------------
         3)      Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11:(1)
                                       N/A
                 ---------------------------------------------------------------
         4)      Proposed maximum aggregate value of transaction:
                                       N/A
                 ---------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

         1)      Amount Previously Paid:
                                        ----------------------------------------
         2)      Form, Schedule or Registration Statement No.:
                                                              ------------------
         3)      Filing Party:
                              --------------------------------------------------
         (4)     Date Filed:
                            ----------------------------------------------------

--------------------------------
       (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]


                            BACK YARD BURGERS, INC.
                             2768 COLONY PARK DRIVE
                            MEMPHIS, TENNESSEE 38118

                                 April 15, 1997


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders at 10:00 a.m., central time, on May 22, 1997, at Country Suites by Carlson, 4300 American Way, Memphis, Tennessee 38118 (The Memphis Room).

         A Proxy Card is enclosed with the Notice of Annual Meeting and Proxy Statement. Whether or not you now plan to attend the Annual Meeting, we urge you to sign, date and mail the enclosed card and return it in the enclosed envelope at your earliest convenience. Regardless of the size of your holding in the Company, it is important that your shares be represented. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

         We look forward to the pleasure of seeing you on May 22, 1997.

                                   Sincerely,



                                   Lattimore M. Michael
                                   Chairman and Chief Executive Officer



                                   Joseph L. Weiss
                                   President and Chief Operating Officer

                            BACK YARD BURGERS, INC.
                             2768 COLONY PARK DRIVE
                            MEMPHIS, TENNESSEE 38118


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1997


To the Stockholders of
BACK YARD BURGERS, INC.

         Notice is hereby given that the Annual Meeting of the Stockholders (the "Meeting") of Back Yard Burgers, Inc., a Delaware corporation (the "Company"), will be held at Country Suites by Carlson, 4300 American Way, Memphis, Tennessee 38118 (The Memphis Room) on May 22, 1997, at 10:00 a.m., central time, for the following purposes:

         1. To elect three Class III directors, to hold office until their successors are elected and qualified.

         2. To ratify the selection of the accounting firm of Price Waterhouse LLP as independent public accountants for the Company for 1997.

         3. To approve the Company's delisting its Common Stock from the Chicago Stock Exchange.

         4. To transact such other business as may properly come before the Meeting or any postponements, continuations or adjournments thereof.

         Only holders of record of shares of the Company's $.01 par value common stock (the "Common Stock") and the Company's $.01 par value preferred stock (the "Preferred Stock) at the close of business on April 4, 1997, are entitled to notice of and to vote at the Meeting and at any and all postponements, continuations or adjournments thereof.

                                              By Order of the Board of Directors



                                              WILLIAM N. GRIFFITH
                                              SECRETARY/TREASURER
Memphis, Tennessee
April 15, 1997


================================================================================
           YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD SUBMITTED HEREWITH IN THE RETURN ENVELOPE PROVIDED FOR YOUR USE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE THE PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE
  MEETING.
================================================================================

                            BACK YARD BURGERS, INC.
                             2768 COLONY PARK DRIVE
                            MEMPHIS, TENNESSEE 38118


                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY  22, 1997


                              GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Back Yard Burgers, Inc., a Delaware corporation (the "Company"), to be used in voting at the Annual Meeting of Stockholders of the Company to be held May 22, 1997 (the "Meeting"), and at any and all postponements, continuations or adjournments thereof. This Proxy Statement, the accompanying Form of Proxy and the Notice of Annual Meeting are first being mailed or given to Stockholders of the Company on or about April 15, 1997. The principal executive offices of the Company are located at 2768 Colony Park Drive, Memphis, Tennessee 38118.

         Stockholders of the Company's common stock and preferred stock (collectively, the "Stockholders"), whose names appeared of record on the books of the Company at the close of business on April 4, 1997 (the "Record Date"), will be entitled to vote at the Meeting and any postponements, continuations or adjournments thereof. On the Record Date, there were 4,246,158 shares of the Company's $.01 par value common stock (the "Common Stock") and 308,115 shares of the Company's $.01 par value preferred stock (the "Preferred Stock") issued, outstanding and entitled to vote respectively. Since April 5, 1995, 891,864 shares of the Company's Preferred Stock have been converted into Common Stock at the option of the Stockholders in accordance with their rights. The Common Stock and the Preferred Stock shall be counted as a single class for purposes of calculating votes with respect to each matter submitted at the Meeting.
Each share of Common Stock and Preferred Stock is entitled to one vote on each matter submitted at the Meeting.

         The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of the Company entitled to vote at the Meeting will constitute a quorum. Votes cast by proxy or in person will be tabulated by the inspectors of election appointed by the Board of Directors of the Company (the "Board of Directors" or, the "Board") for the Meeting. The affirmative vote of a majority of the shares of Common Stock and Preferred Stock cast at the Meeting by the holders of the shares entitled to vote thereon, voting as a single class, is required to approve the proposals to be considered at the Meeting. Abstentions and votes withheld in the absence of instructions from street name holders (broker non-votes) are included in the determination of those shares present and voting as to "routine" matters and may be voted in the discretion of brokers with respect to such "routine" matters. Abstentions are also counted in voting as to "non-routine" matters and thus, have the effect of a negative vote on "non-routine" matters. Broker non-votes are not counted in voting as to "non-routine" matters.

         If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote for the approval of all of the proposals to be considered at the Meeting, and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each Stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute a revocation of a previously granted proxy.

                             ELECTION OF DIRECTORS

         Under the Company's Second Amended and Restated Certificate of Incorporation, members of the Board of Directors are to be elected by classes with staggered terms of three years each. The Board of Directors presently consists of seven persons divided into three approximately equal classes. The Board of Directors may consist of not less than five or more than twelve directors, whose membership shall be spread as evenly as practicable among the three classes. At the 1997 Annual Meeting of Stockholders, three Class III directors will be elected to a term expiring in 2000.

         The Board of Directors has the authority under the by-laws of the Company to elect additional directors during the year to fill any vacant positions until the next annual meeting of Stockholders. The directors will serve a term as indicated below, and until their successors are duly elected and qualified.

         Management has nominated the following individuals to serve as directors in the indicated class:

                          CLASS III TERM EXPIRES 2000
                          ---------------------------

                              Lattimore M. Michael

                                Joseph L. Weiss

                              William N. Griffith

         Proxies will be voted FOR the nominees listed above, unless otherwise instructed. The affirmative vote of a plurality of the shares of Common Stock and Preferred Stock cast at the Meeting by the holders of the shares entitled to vote thereon is required to elect the directors. It is expected that the nominees will serve, if elected, but if for any unforeseen reason any such nominees should decline or be unable to serve, the proxies will be voted to fill any such vacancy in accordance with the discretionary authority of the persons named in the proxies.

         The following table sets forth the name, age, position with the Company and/or principal occupation, and term of office as director for each current director and each nominee:

                                                                                   Director      Year Term
 Name                       Age      Principal Occupation During Past 5 Years        Since      Will Expire
 ----                       ---      ----------------------------------------        -----      -----------
 CLASS I DIRECTORS:

 William B. Raiford, III     36     Attorney at Law, Merkel & Cocke, P.A.            1993           1998

 Stephen J. King             45     Chief Financial Officer and Principal            1995           1998
                                    Accounting Officer since July 1993; from
                                    1988 to 1993, Mr. King was the Comptroller
                                    for Southland Racing Corporation,  a
                                    greyhound racing facility in West Memphis,
                                    Arkansas.   Prior to  1988,  Mr. King
                                    practiced accounting at Price Waterhouse.

 CLASS II DIRECTORS:

 W. Kurt Henke               38     Attorney at Law, Henke,  Heaton & Bufkin         1993           1999
                                    since 1992;  From 1986 to 1991, Mr. Henke
                                    was an Attorney at Law,  Holcomb, Dunbar,
                                    Connell, Chaffin and Willard.

 Joe Colonnetta (1)          36     Vice Chairman and Chief Executive Officer        1996           1999
                                    of Del Monte - Latin America since 1996.
                                    General Partner of The RMP Group, Inc., an
                                    investment and management firm specializing
                                    in the foodservice and retail industries
                                    since 1994.  Chairman of the Board of
                                    Triangle  FoodService  Corporation ("Triangle"),
                                    a Dallas-based cafeteria chain since 1994.
                                    From 1990  to 1994,  Mr. Colonnetta was Chief
                                    Financing Officer of The Restaurant Company,
                                    a Chicago-based holding company of Perkins and
                                    Friendly's Family Restaurants.

 CLASS III DIRECTORS:

 Lattimore M. Michael        53     Chairman and Chief Executive Officer since       1987          2000*
                                    1993; From 1987 to 1992,  Mr. Michael was
                                    the Company's President and Chief Executive
                                    Officer.

 Joseph L. Weiss             37     President and Chief Operating Officer since      1989          2000*
                                    1993; From 1989 to 1993, Mr. Weiss was the
                                    Company's Secretary/Treasurer; From 1989 to
                                    1993, Mr. Weiss was also the President of
                                    Double S Development, Inc., a Mississippi
                                    corporation, which owned and operated
                                    franchised Company restaurants in the Memphis
                                    metropolitan area.

 William N. Griffith         34     Executive Vice President and Secretary/          1989          2000*
                                    Treasurer of the Company since 1993;  From
                                    1989 to 1992,  Mr. Griffith was the Company's
                                    Senior Vice  President - Operations.


* Assumes election at the 1997 Annual Meeting of Stockholders with respect to Class III Directors.

(1) Triangle received court approval on November 30, 1995 for a consensual Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code. This matter was addressed by the United States Bankruptcy Court for the North District of Texas, Dallas Division, and was styled as: In Re: Triangle FoodService Corporation, Debtor, Case No. 395-33790-RCM-11. Mr. Colonnetta joined Triangle as President on November 1, 1994, primarily for the purpose of developing and implementing a restructuring of Triangle's business.


                               BOARD OF DIRECTORS

         Since the beginning of the Company's fiscal year on December 31, 1995, the Board of Directors has held 6 meetings. Each member of the Board of Directors, with the exception of Mr. Hanke attended 75% or more of the total number of meetings of the Board held during the period that he served.

         The Board of Directors has an Audit Committee whose members are Messrs. Colonnetta, Raiford and Griffith. The Audit Committee makes recommendations regarding the selection of independent public accountants, reviews the scope and results of the audit conducted by the independent public accountants, reviews the adequacy of the Company's accounting, financial and operating controls, and supervises special investigations, if any. Mr. Griffith attended both meetings held by the Audit Committee during 1996 and Messrs. Colonnetta and Raiford attended one each.

         The Board of Directors has a Compensation Committee whose members are Messrs. Henke, Raiford and Weiss. The Compensation Committee reviews and approves annual salaries and bonuses for all corporate officers and management personnel and reviews and recommends to the Board of Directors the terms and conditions of the employee benefit plans and/or changes thereto. There were no meetings held by the Compensation Committee during 1996.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and to furnish copies of all filed Section 16(a) forms to the Company.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 filings were required for those persons, the Company believes that all such filings required under the Exchange Act in 1996 were filed in a timely fashion.

                             PRINCIPAL STOCKHOLDERS

         The following information sets forth certain information with respect to the beneficial ownership of the Company's voting shares (i.e., both Common Stock and Preferred Stock) as of February 28, 1997 by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of each class of the Company's voting shares, (ii) each of the Company's Directors and executive officers and (iii) all of the Company's Directors and executive officers as a group.

                                   Amount & Nature                   Amount & Nature
                                    of Beneficial                     of Beneficial
                                      Ownership        Percent          Ownership         Percent
                                      of Common           of           of Preferred         of
Name and Address(4)                  Stock(1)(2)        Class         Stock(1)(2)(3)       Class
----------------                     -----------        -----         --------------       -----
Lattimore M. Michael                  454,933           10.71%                 -                -
Joseph L. Weiss                       531,437 (5)       12.52%                 -                -
William N. Griffith                    60,459 (6)        1.42%                 -                -
Michael C. McDermott                   10,000 (6)         .24%                 -                -
Stephen J. King                        12,534 (6)         .30%                 -                -
John C. Arnold                         32,112 (6)         .76%                 -                -
Stephen C. Reid                        27,444 (6)         .65%                 -                -
Joe Colonnetta                          1,000 (6)           -                  -                -
William B. Raiford, III                 2,000 (6)           -                  -                -
W. Kurt Henke                           2,000 (6)           -                  -                -
Barnett Chiz                          125,428 (7)        2.95%           124,522            40.41%
Lawrence Chiz                         125,428 (7)        2.95%           124,522            40.41%
ICA Establishment                     174,000 (8)        4.10%                 -                -
Riverlux Trust Reg.                   185,000 (8)        4.36%                 -                -
All Officers & Directors
  as a group (10 persons)           1,134,098           26.71%                 0                0%

--------------------------------------

(1) Unless otherwise noted the Company believes that all persons named in the table have sole voting and investment power with respect to the shares of Common Stock and Preferred Stock.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from March 1, 1997 have been exercised (includes shares exercisable pursuant to incentive stock options that have been granted to certain executive officers of the Company as of March 1, 1997).

(3) In accordance with the provisions of the Company's Certificate of Incorporation regarding Preferred Stock, as a result of the Company's having attained after tax net income in excess of $600,000 during 1994, each share of Preferred Stock is convertible into one share of Common Stock, at the option of the holder. The Company has notified preferred stockholders of their right to convert Preferred Stock to Common Stock, and anticipates that substantially all shares of Preferred Stock will be converted. Such conversion began on April 5, 1995 at which time there were 1,199,979 shares of Preferred Stock outstanding. As of February 28, 1997, 891,864 shares of Preferred Stock had been converted into Common Stock.

(4) The address of Mr. Michael (currently the Company's Chairman and Chief Executive Officer and a Director), Mr. Weiss (currently the Company's President and Chief Operating Officer and a Director), Mr. Griffith (currently the Company's Executive Vice President, Secretary-Treasurer and a Director), Mr. King (currently the Company's Chief Financial Officer and Principal Accounting Officer and a Director), John C. Arnold (currently the Company's Vice President-Company Operations), Stephen C. Reid (currently the Company's Vice President-Research and Development), and H. Ray Jones (currently the Company's Vice President Human Development), respectively, is c/o the Company at 2768 Colony
         Park Drive, Memphis, Tennessee 38118.   The address of Mr. Raiford is
         30 Delta Avenue, Clarksdale, Mississippi 38614. The address of Mr. Henke is 408 Hopson Street, Lyon, Mississippi 38645. The address of Mr. Barnett Chiz and Mr. Lawrence Chiz is P. O. Box 466, Shaw, Mississippi 38773. The address of ICA Establishment and Riverlux Trust Reg. is c/o Experta Treahand AG, Baarerstrasse 10, CH 6300, ZUG, Switzerland.

(5) Mr. Weiss' wife owns 16,660 shares of Common Stock, each of Mr. Weiss' two minor children own 9,640 shares of Common Stock, and Mr. Weiss' father owns 20,000 of the 531,437 shares of Common Stock reflected in the table.

(6) The number shown reflects that portion of stock options granted pursuant to the Company's Incentive Stock Plan of 1993 (the "1993 Stock Option Plan") and the 1995 Incentive Award Plan which are exercisable as of and within 60 days after March 1, 1997, except that
         (i) with respect to Mr. Griffith, such amount includes 17,147 shares of Common Stock held directly by Mr. Griffith, (ii) with respect to Mr. Arnold such amount includes 5,406 shares of Common Stock held directly by Mr. Arnold and 200 shares of Common Stock held directly by Mr. Arnold's wife, (iii) with respect to Mr. King such amount includes 1,914 shares of Common Stock held directly by Mr. King.

(7)      Mr. Barnett Chiz and Mr. Lawrence Chiz are brothers.

(8) To the knowledge of the Company, ICA Establishment and Riverlux Trust Reg. beneficially own the share amounts reflected in the table. ICA Establishment and Riverlux Trust Reg. are Liechtenstein Trust Companies.


                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Directors who are not officers of the Company receive a $500 fee for each Board meeting attended.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows the compensation for each of the last three years of the Company's Chief Executive Officer and President (the Company did not have any other executive officers whose compensation exceeded $100,000):

                                                Summary Compensation Table
                                                   Annual Compensation
                                                   -------------------
                                                                                       Other Annual
 Name                                 Year      Salary ($)(1)       Bonus ($)        Compensation ($)
 ----                                 ----      -------------       ---------        ----------------
 Lattimore M. Michael, Chairman       1996          111,674             18,000                    --
 and Chief Executive Officer          1995          111,087             21,535                    --
                                      1994           41,250              3,535                    --


 Joseph L. Weiss, President and       1996          117,180             18,000                    --
 Chief Operating Officer              1995          116,665             21,535                    --
                                      1994           47,200              3,535                    --

(1) The amounts indicated include indirect compensation to Mr. Michael for use of a Company automobile, and direct compensation to Mr. Weiss in the form of an automobile allowance, although such amounts are less than $50,000 or 10% of their respective total annual salaries for each respective year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Weiss, the Company's President and Chief Operating Officer, was a member of the Company's Compensation Committee during 1996. As a member of the Compensation Committee, Mr. Weiss participated in deliberations with other committee members concerning compensation of officers and non-management personnel.

EMPLOYMENT AGREEMENTS

         Michael Employment Agreement. The Company entered into a five-year employment agreement dated April 15, 1993 with Lattimore M. Michael. The agreement is automatically extended for an additional one-year period at the end of each year under the agreement, unless terminated pursuant to its provisions. Pursuant to the employment agreement, Mr. Michael is employed as the Chairman and Chief Executive Officer of the Company. Pursuant to the terms of Mr. Michael's employment agreement his annual base salary is $110,000.

         In addition to the base salary payments to Mr. Michael, the agreement provides for certain fixed bonuses to Mr. Michael. On December 31 of each calendar year beginning December 31, 1994, Mr. Michael received $18,000 per year over a maximum of three years. Mr. Michael is also eligible to receive a fixed cash bonus of $43,500 per year for the third, fourth and fifth fiscal years of the employment agreement, payable in a lump sum at the end of each applicable fiscal year period.

         In the event of the termination of Mr. Michael's employment by the Company during the term of the employment agreement, Mr. Michael shall be entitled to (i) his base salary through the last day of the month in which the date of termination occurs, at the annual rate in effect at the date of termination, to the extent unpaid prior to such date of termination; and (ii) any fixed bonus described above which shall have been earned prior to the date of termination to the extent unpaid prior to such date, except no such bonus payment shall be made if Mr. Michael is terminated for cause. The employment agreement contains a non-competition provision which prohibits Mr. Michael, during the period of his employment and for a period of one year after termination of employment, from engaging in any business, directly or indirectly, in competition with the Company anywhere within a 150 mile radius of the City of Memphis, Tennessee and anywhere within a 50 mile radius of any Company-operated or franchised restaurant located in the United States.

         Weiss Employment Agreement.   On June 25, 1993, the Company entered
into a five-year employment agreement with Joseph L. Weiss. The agreement would be automatically extended for an additional one-year period at the end of each year under the agreement, unless terminated pursuant to its provisions. Pursuant to the employment agreement, Mr. Weiss is employed as the President and Chief Operating Officer of the Company. Pursuant to the terms of Mr. Weiss' employment agreement, his annual base salary is $110,000.

         In addition to the base salary payments to Mr. Weiss, the agreement would provide for certain fixed bonuses to Mr. Weiss. On December 31 of each calendar year beginning December 31, 1994, Mr. Weiss received $18,000 per year over a maximum of three years.

         In the event of the termination of Mr. Weiss' employment by the Company during the term of the employment agreement, Mr. Weiss would be entitled to (i) his base salary through the last day of the month in which the date of termination occurs, at the annual rate in effect at the date of termination, to the extent unpaid prior to such date of termination; and (ii) any fixed bonus described above which has been earned prior to the date of termination to the extent unpaid prior to such date, except no such bonus payment would be made if Mr. Weiss was terminated for cause. The employment agreement contains a non-competition provision which prohibits Mr. Weiss, during the period of his employment and for a period of one year after termination of employment, from engaging in any business, directly or indirectly, in competition with the Company anywhere within a 150 mile radius of the City of Memphis, Tennessee and anywhere within a 50 mile radius of any Company-operated or franchised restaurant located in the United States.

COMPENSATION PURSUANT TO PLANS

STOCK PURCHASE PLAN.  The Board of Directors of the Company and its
Stockholders adopted the Company's Stock Purchase Plan in May, 1995.   As of
March 15, 1997, 19,241 shares had been purchased under the Stock Purchase Plan. A description of the Stock Purchase Plan is set forth below.

         Terms and Conditions. Each Eligible Employee on each Offering Date (as such terms are defined in the Stock Purchase Plan), as determined in accordance with the Stock Purchase Plan, shall be entitled to purchase, in the manner and on the terms herein provided, whole shares of the Company's Common Stock at a purchase price determined in accordance with the Stock Purchase Plan. Notwithstanding any provision in the Stock Purchase Plan to the contrary, if any person entitled to purchase shares in any offering under the Stock Purchase Plan would be deemed, for purposes of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), to own more than 5% of the total combined voting power of the Company, the maximum number of shares which such person shall be able to purchase pursuant to the Stock Purchase Plan shall be reduced to that amount which, when added to all other shares of the Company which such person is deemed to own, is less than 5% of the total combined voting power of the Company.

         Entry into the Stock Purchase Plan. Any Eligible Employee may become a participant in the Stock Purchase Plan by filing with the Company a stock purchase agreement, a form of which is provided in the Stock Purchase Plan, prior to any offering date on which an offering under the Stock Purchase Plan commences. Once an Eligible Employee has filed a stock purchase agreement with the Company, such Eligible Employee shall remain as a participant in the Stock Purchase Plan until withdrawing therefrom.

         Payment for Shares. Payment for shares of Company common stock purchased under the Stock Purchase Plan shall be made by authorized payroll deductions from a participant's compensation or by supplemental payments made in accordance with the terms of the Stock Purchase Plan.

         Option Price. The purchase price of each Share issued pursuant to the Stock Purchase Plan shall be 85% of the average of the reported highest and lowest bid price of the Company's Common Stock on NASDAQ on the applicable exercise date. Should no sale of Company common stock occur on any exercise date, the purchase price will be determined on the basis of sales of Company common stock on the next preceding day on which sales were made. Anything in the Stock Purchase Plan notwithstanding, the purchase price per share shall not be less than the par value of a share of Company common stock.

         Purchase of Shares. If, on any exercise date under the Stock Purchase Plan, there is credited to the stock purchase account of a participant an amount at least equal to the purchase price per share of the Company's common stock on an exercise date, the participant shall buy and the Company shall sell to the participant at the purchase price as determined under the Stock Purchase Plan, the largest number of whole shares of the Company's common stock which can be purchased with the amount in the participant's stock purchase account.

         Issuance of Shares. The shares of the Company's common stock purchased by the participant on any exercise date shall for all purposes be deemed to have been issued and sold at the close of business on such exercise date.

         Withdrawal from the Stock Purchase Plan. A participant may withdraw from the Stock Purchase Plan at any time by filing a notice of withdrawal. Upon a participant's withdrawal, the entire amount credited to such participant's stock purchase account shall be refunded. Any participant who withdraws from the Stock Purchase Plan may again become a participant by complying with the terms and provisions of the Stock Purchase Plan.

         Termination of Continuous Service. In the event of a termination of a participant's continuous service for any reason, the entire amount of such participant's stock purchase account as of the effective date of such termination shall be used to purchase shares of the Company's common stock on the next succeeding exercise date and any remaining balance shall be refunded, provided, however, that if a participant's continuous service is terminated for any reason at least three months prior to the next exercise date, the entire amount in such participant's stock purchase account shall be refunded to him.

         Insufficient Shares. In the event that on any exercise date the aggregate funds available for the purchase of shares of the Company's common stock would purchase a number of shares which would exceed the number of shares available for purchase under the Stock Purchase Plan, the administrator of the Stock Purchase Plan shall proportionately reduce the number of shares which would be otherwise purchased by each participant on such exercise date in order to eliminate such excess, and the Stock Purchase Plan would then immediately terminate after such exercise date and any remaining balances credited to the stock purchase account of each participant shall be refunded.

         Rights not Transferable. Rights to purchase shares of the Company's common stock under the Stock Purchase Plan are exercisable only by a participant during such participant's lifetime and are not transferable by such participant other than by will or the laws of decent and distribution. If a participant attempts to transfer its rights to purchase shares of the Company's common stock under the Stock Purchase Plan other than by will, such participant shall be deemed to have requested withdrawal from the Stock Purchase Plan.

         Administration of the Stock Purchase Plan. Subject to the general control of, and superseding action by, the Board, the Secretary of the Company shall have full power to administer the Stock Purchase Plan, including to adopt rules not inconsistent with the provisions of the Stock Purchase Plan for its administration and shall adopt the form of stock purchase agreement, all notices required under the Stock Purchase Plan and restrictions, if any, on the registration of certificates for shares purchased under the Stock Purchase Plan.

         Amendments. The Board may from time to time, insofar as permitted by law, revise or amend the Stock Purchase Plan in any way, except that no amendments may be made without the approval of the Stockholders if such amendments (i) increase the maximum number of shares which may be issued under the Stock Purchase Plan, except as otherwise provided therein, (ii) change the manner of determination of the purchase price, (iii) extend the maximum period during which stock may be purchased, (iv) materially modify the requirements as to eligibility for participation in the Stock Purchase Plan, or (v) materially increase the benefits accruing to participants under the Stock Purchase Plan.

         Expiration and Termination. The Stock Purchase Plan shall continue in effect through December 31, 2005, unless terminated prior thereto in accordance with the terms of the Stock Purchase Plan. The Board shall have the right to terminate the Stock Purchase Plan or any offering thereunder at any time. In the event of the expiration of the Stock Purchase Plan or its termination or the termination of any offering thereunder, the entire amount credited to the stock purchase account of each participant shall be refunded.

         1995 INCENTIVE AWARD PLAN. The Board of Directors of the Company and its Stockholders adopted the 1995 Incentive Award Plan in May, 1995. As of March 15, 1997, 80,800 options had been granted under the 1995 Incentive Award Plan. A description of the 1995 Incentive Award Plan is set forth below.

         Terms and Conditions of Options; Payment. Incentive stock options granted under the 1995 Incentive Award Plan are exercisable for a period of not more than ten (10) years from the date of the grant. Any non-qualified options granted under the 1995 Incentive Award Plan are exercisable at such times, in such amounts and during such periods as the Compensation Committee determines at the date of the grant. If the optionee exercises the options, payment may be made either in cash, certified check or other immediately available funds and Shares or any other consideration permitted under applicable law. The Compensation Committee may allow a delay in payment up to thirty days from the date the option is exercised, however, the Company will not issue stock certificates until it has received full payment for the Shares.

         Option Price. The purchase price of each Share issued pursuant to the exercise of an incentive stock option granted under the 1995 Incentive Award Plan may not be less than 100% of the fair market value per share on the date of the grant. The purchase price of each Share issued pursuant to the exercise of a non-qualified stock option granted under the 1995 Incentive Award Plan shall be determined by the Compensation Committee.

         Adjustments; Mergers and Consolidations. The 1995 Incentive Award Plan provides that in the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment will be made to each outstanding option or performance awards granted under the 1995 Incentive Award Plan such that each such option shall thereafter be exercisable for such securities, cash and/or other property as would have been received with respect to the shares subject to such option had the option been exercised in full immediately prior to such change.

         Vesting. The period during which the right to exercise an option in whole or in part vests shall be set by the Compensation Committee. Generally, no portion of an option which is unexercisable at termination of employment shall thereafter become exercisable. While an option is generally only exercisable by the optionee while he is an employee, the Compensation Committee may allow exercise subsequent to an optionee's termination of employment, subject to certain additional limitations.

         Acceleration of Vesting Provisions. The 1995 Incentive Award Plan authorizes the Compensation Committee to accelerate the vesting of an outstanding option upon written notice to the optionholder. An acceleration of the vesting period in accordance with such authority would not affect the expiration date of the option.

         Reduction of Vesting Period. The 1995 Incentive Award Plan provides that outstanding options or performance awards will become immediately exercisable in the event of a change of control of the Company. For purposes of the 1995 Incentive

Award Plan unless otherwise defined in any applicable agreement, a change in control would severally be deemed to have occurred when (a) any person becomes the beneficial owner of 80% or more of the total number of the shares of the Company then outstanding; (b) the Board or stockholders approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities, the result of which would be the occurrence of an event described in clause (a) above; (c) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing.

         Cancellation and Regrant of Options. The 1995 Incentive Award Plan allows the Compensation Committee to modify, extend or renew outstanding options granted under the 1995 Incentive Award Plan, or accept the surrender of options outstanding under the 1995 Incentive Award Plan (to the extent not theretofore exercised), and authorize the granting of a like number of new options under the 1995 Incentive Award Plan in substitution for the original options, regardless of whether the vesting schedules or exercise prices are the same or different from the original options being surrendered. The grant of new options would be subject to the terms and conditions of and within the limitations of the 1995 Incentive Award Plan, and any modification which would alter or impair any rights or obligations of the optionholder under an option would be prohibited in the absence of such holder's consent.

         Amendments. The Board may from time to time, insofar as permitted by law, revise or amend the 1995 Incentive Award Plan in any way, except that no amendments may be made without the approval of the stockholders if such amendments (i) increase the maximum number of shares which may be issued under the 1995 Incentive Award Plan, except as otherwise provided therein, (ii) change the manner of determination of exercise price, (iii) extend the maximum period during which options may be granted or exercised, (iv) materially modify the requirements as to eligibility for participation in the 1995 Incentive Award Plan, or (v) materially increase the benefits accruing to participants under the 1995 Incentive Award Plan. In addition, the provisions in the Incentive Award Plan providing for non-discretionary formula grants to non-employee directors may not be amended more than once every six months, other than to comport with the Code, the Employee Retirement Income Security Act of 1974, as amended, or any rules promulgated thereunder.

         Non-qualified Stock Options. The Compensation Committee may grant non-qualified stock options to employee directors, officers, employees and other persons and such options may provide for the right to purchase Shares at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Non-qualified stock options may be granted to employee directors, officers and employees for any reasonable term.

         Incentive Stock Options. Incentive Stock Options will be designed to comply with the provisions of the Code, and will be subject to restrictions contained in the Code, including a requirement that exercise prices are equal to at least 100% of the fair market value of the Shares on the grant date and a ten-year restriction on the option term, but may be subsequently modified to disqualify them from treatment as incentive stock options. To the extent the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year under the 1995 Incentive Award Plan exceeds $100,000, such options shall be treated as non-qualified options to the extent required by the Code.

         Restricted Stock. Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Compensation Committee. Restricted stock may typically be repurchased by the Company at the original purchase price if certain conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

         Performance Awards. The value of performance awards may be limited to the market value, book value or other measure of the Company's common stock or other specific performance criteria determined to be appropriate by the Compensation Committee. In making such determinations, the Compensation Committee considers, among other factors it deems relevant, the contributions, responsibilities and other compensation of the key employee at issue. The manner of exercise, payment of consideration and term of the performance awards are severally the same as those applying to stock options granted under the 1995 Incentive Award Plan.

         Options for Nonemployee Directors. The 1995 Incentive Award Plan also provides that a non-qualified option will be granted automatically to each nonemployee director 10 days after each annual meeting of Stockholders with the first such option granted on May 28, 1995. Each option will cover 1,000 shares of Common Stock and will have an exercise price equal to the fair market value of the Common Stock on the date of grant. The exercise period of each option will commence six months after the date of grant of the option and end five years after such grant date, provided that an option will terminate upon the termination of the holder's service as a director of the Company, subject to certain grace periods if such termination of service occurs after the option has vested. The Compensation Committee shall have no authority, discretion or power with respect to participants, exercise price, number of shares or option period or to alter any terms or conditions insofar as such nonemployee director options are concerned.

         Board Policy. Notwithstanding the summary description above, the Board has unanimously adopted a policy which provides that the Compensation Committee shall not be authorized to grant any non-qualified stock option awards, sell any restricted stock, or otherwise provide for any other types of awards under the 1995 Incentive Award Plan that would attribute any value to the Shares less than (i) 100% of the fair market value of the Shares on the grant date without first making a good faith determination that the specific grant in question is materially important to the Company's ability to attract and/or retain a "well-qualified person" as an employee of the Company
(provided that, except as otherwise set forth below, such awards shall not be granted at less than 85% of the fair market value of the Shares on the date of grant) or (ii) 85% of the fair market value of the Shares on the grant date without first making a good faith determination that the specific grant in question is materially important to the Company's ability to attract and/or retain a "key employee" and having further obtained not less than a two-thirds majority approval of the disinterested members of the Board.

         Federal Income Tax Consequences. Under current federal income tax laws, neither the grant nor the exercise of an option that qualifies for treatment as an incentive stock option will result in the recognition of income by the optionee. To qualify for the foregoing treatment, the optionee must hold Shares acquired through the exercise of an incentive stock option for at least two years from the date of the grant of the option and at least one year from the date of its exercise. If an optionee satisfies the holding period requirements, the sale of the shares acquired through the exercise of the incentive stock option will result in long-term capital gain (or loss) to the optionee. If an optionee does not satisfy the holding period requirements, the optionee will recognize, at the time of the disposition of the shares, ordinary income equal to the amount by which the lesser of (i) the fair market value of the shares on the date of the exercise and (ii) the fair market value of the shares on the date of disposition exceeds the exercise price of the incentive stock option. Any gain realized in excess of such ordinary income will be either long-term or short-term capital gain depending on the optionee's holding period for the shares.

         As a general matter, no deduction is permitted to the optionor as a result of the grant or exercise of an incentive option. However, in the event an optionee recognizes ordinary income for federal tax purposes in connection with the disposition of shares acquired though exercise of an incentive stock option under the circumstances discussed above, the Company will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

         A grantee of a non-qualified stock option will not recognize taxable income and the Company will not receive a deduction upon the grant of such option. Upon an optionee's exercise of a non-qualified stock option, (i) the optionee will recognize ordinary income in an amount equal to the difference between the fair market value on the exercise date and the exercise price of the shares; and (ii) if certain conditions are satisfied, the Company will be entitled to a tax deduction in an amount equal to the amount of income realized by the optionee. Following exercise, the optionee will realize gain or loss at disposition in an amount equal to the difference between the disposition price and the basis of the shares.

         The federal tax law is subject to changes in the Code and in the regulations promulgated by the Internal Revenue Service, as well as in court and administrative interpretations thereof.

         Section 162 of the Code was recently amended by adding Section 162(m).
Section 162(m) places limitations on the deductibility of compensation paid to employees to the extent such compensation exceeds $1,000,000 for any employee during any taxable year. An exception to such treatment exists where certain requirements are met which qualify compensation by the attainment of certain performance-based criteria. The Company is currently not subject to the limitations imposed by Section 162(m). However, in the future, the Company intends to take all necessary steps in consideration of the provisions of
Section 162(m).

         ISOP. The Board of Directors of the Company and its Stockholders adopted the 1993 Stock Option Plan in April 1993. Under the 1993 Stock Option Plan, the Company may grant to eligible salaried individuals, incentive stock options, as defined in Section 422(b) of the Code. As of March 15, 1997, the Company had granted to certain executive officers and employees incentive stock options to purchase 151,618 of the 176,969 shares available for issuance under the 1993 Stock Option Plan.

         The purpose of the 1993 Stock Option Plan is to encourage stock ownership by key employees, including executive officers of the Company. The 1993 Stock Option Plan is administered by the Company's Compensation Committee. Subject to the provisions of the 1993 Stock Option Plan, the Compensation Committee has the authority, among other things, to determine the individuals to whom options will be granted, including the number of shares to be covered by each option. An aggregate of 176,969 shares of Common Stock may be issued under the 1993 Stock Option Plan. No stock options may be granted under the 1993 Stock Option Plan subsequent to April 1, 2003. Each option entitles the optionee to purchase one share of Common Stock.

         Options granted under the 1993 Stock Option Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which options are granted to any employee during any calendar year may not exceed $100,000. Options granted under the 1993 Stock Option Plan are not transferable during an optionee's lifetime, but are transferable at death by will or by the laws of descent and distribution.

         All options under the 1993 Stock Option Plan, including those described above, are subject to a five-year level vesting schedule, at the rate of 20% per year. Optionees are given credit toward vesting of granted options at the rate of 20% of the vesting schedule for each year of service to the Company, including years of service prior to the date of grant.

                              CERTAIN TRANSACTIONS

         The information set forth herein briefly describes certain transactions between the Company and certain affiliated parties. Management of the Company believes that such transactions have been on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties.

         In 1993, an entity previously acquired by the Company made a $100,000 unsecured loan to American Modular Industries, Inc. ("AMI"), a company that manufactures modular buildings. The loan was evidenced by a 33-month note bearing interest at 7%, payable annually. The principal of $100,000 was due on or before March 31, 1996. During 1994 and 1995, certain stockholders and directors of the Company had a beneficial ownership interest in AMI. For the year ended December 30, 1995, the Company purchased one complete modular building structure. For the year ended December 31, 1995, the Company purchased five complete modular building structures and had an order in process for one additional building. Total payments to AMI in 1995 and 1994 for modular buildings aggregated approximately $70,000 and $541,000 respectively. AMI declared bankruptcy during the fourth quarter of 1995 and the Company has written off the aforementioned note receivable.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has appointed the firm of Price Waterhouse LLP, certified public accountants, as independent accountants for the Company for 1997 subject to ratification by the Stockholders. Price Waterhouse LLP, which has served as independent accountants for the Company since it consummated its initial public offering in July 1993, has advised the Company that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Company or any of its subsidiaries other than as independent public accountants. Representatives of Price Waterhouse LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY
THE SELECTION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS
                                  FOR 1997.


              APPROVAL OF THE COMPANY'S DELISTING ITS COMMON STOCK
                        FROM THE CHICAGO STOCK EXCHANGE

         Subject to the vote of the Company's Stockholders at the Annual Meeting, the Company intends to formally apply to the Chicago Stock Exchange and the Securities and Exchange Commission to withdraw the Company's Common Stock from listing on the Chicago Stock Exchange. The Company's Common Stock is currently listed and traded on both the Chicago Stock Exchange and on The Nasdaq SmallCap Market tier of The Nasdaq Stock Market.

         Applicable rules of the Securities and Exchange Commission do not directly require a vote of the Stockholders, but do require that the Company demonstrate its efforts to comply with the rules of the Chicago Stock Exchange. Under the rules of the Chicago Stock Exchange, the Exchange may require that a proposed withdrawal from listing be submitted to a vote of the Stockholders. The Company originally pursued delisting in July 1995, but was advised by the Exchange on March 11, 1997 that it must receive Stockholder approval prior to the Exchange removing the Company from listing.

         The Board of Directors of the Company believes that the maintenance of the dual listings on both the Chicago Stock Exchange and the Nasdaq SmallCap Market is not in the best interests of the Company's Stockholders. During 1996 and 1995, the aggregate volume of trading of the Company's Common Stock was 2,556,190 and 2,342,800 shares, respectively. Of this, 2,515,700 shares, or 98.4%, for 1996, and 2,342,800 shares, or 98.2%, for 1995, of the trading activity was conducted via the Nasdaq SmallCap Market. Accordingly, the Board of Directors believes that the costs of maintaining a listing on the Chicago Stock Exchange (in excess of $10,000 in light of past due amounts and $1,250 annually) do not justify the Company's continued listing on such exchange given the lack of trading.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE COMPANY'S DELISTING ITS COMMON STOCK FROM THE CHICAGO STOCK EXCHANGE.

                               PROXY SOLICITATION

         The expense of the Board's solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or telegraph. Banks, brokerage houses, and other institutions, nominees and fiduciaries will be requested to forward the soliciting materials to beneficial owners of the Common Stock and the Preferred Stock and to obtain authorizations for the execution of proxies; and if they in turn so request, the Company will reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such materials. Directors, officers and regular employees of the Company and its subsidiaries may also solicit proxies without additional remuneration therefor.

         Stockholders are urged to sign the accompanying proxy, solicited on behalf of the Board of Directors of the Company, and return it at once in the envelope provided for that purpose. Proxies will be voted in accordance with the Stockholders' directions. If no directions are given, the proxies will be voted FOR all proposals. A Stockholder giving a proxy has the power to revoke it any time prior to its exercise by executing another proxy bearing a later date, by written notice to the Company's Secretary or by oral or written statement at the Meeting.

                             STOCKHOLDER PROPOSALS

         Proposals by Stockholders intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company no later than December 16, 1997 in order to be included in the proxy statement and proxy relating to such annual meeting.

                                 OTHER MATTERS

         The Board of Directors does not know of any matters which may be presented at the Meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matter should come properly before the Meeting or any postponements, continuations or adjournments thereof, the holders of the proxies will vote in accordance with their best judgment with respect to such matter.

                        ADDITIONAL INFORMATION AVAILABLE

         The Company will provide, without charge, to any person receiving a copy of this Proxy Statement, upon written request of such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 28, 1996, including the financial statements thereto. Such requests should be addressed to Stephen J. King, Chief Financial Officer, Back Yard Burgers, Inc., 2768 Colony Park Drive, Memphis, Tennessee 38118.


                                        BY ORDER OF THE BOARD OF DIRECTORS,



                                        WILLIAM N. GRIFFITH
                                        SECRETARY/TREASURER

April 15, 1997

                                                                     APPENDIX A


PROXY                       BACK YARD BURGERS, INC.


        The undersigned hereby appoints Lattimore M. Michael and Joseph L. Weiss, and each of them, as proxies for the undersigned, each with full power of appointment and substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the $.01 par value common stock and/or the $.01 par value preferred stock of Back Yard Burgers, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., central time, on May 22, 1997 at County Suites by Carlson, 4300 American Way, Memphis, Tennessee 38118 (The Memphis Room)(the "Meeting"), or at any and all postponements, continuations or adjournments thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder.

1. Proposal to elect three Class III directors, to hold office until their successors are elected and qualified.

        FOR all nominees listed below (except as marked    Withhold authority to vote for the nominees listed
        to the contrary below). [ ]                        below. [ ]
                                                                           WITHHOLD
                                                           FOR             AUTHORITY
        Lattimore M. Michael                               [ ]                [ ]

        Joseph L. Weiss                                    [ ]                [ ]

        William N. Griffith                                [ ]                [ ]

2. Proposal to ratify the selection of the accounting firm of Price Waterhouse LLP as independent public accountants for the Company for 1996.

                   [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. Proposal to approve the Company's delisting its Common Stock from the Chicago Stock Exchange.

                   [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

4. In the discretion of such proxy holders, upon such other business as may properly come before the Meeting or at any and all postponements, continuations or adjournments thereof.

THIS PROXY WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BYB, WILL BE VOTED FOR THE ABOVE PROPOSALS, UNLESS A CONTRARY DIRECTION IS INDICATED IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

NOTE: Please date Proxy and sign as name appears below. When shares are held by joint tenants, both should sign. If signer is a corporation, please sign full corporate name by authorized officer.


Dated:                               Sign here:
      -----------------------------            ------------------------------
                                               (Please sign exactly as name
                                               appears hereon. Administrators,
                                               trustees, etc. should so
                                               indicate when signing.)

           PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY THIS PROXY.